As filed with the Securities and Exchange Commission on November 1, 2002
                                                   Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         ITEC ENVIRONMENTAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                31-1705310
--------------------------------------------------------------------------------
     (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)               Identification No.)

132 South Third Avenue, Oakdale, CA                        95361
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                 ITEC ENVIRONMENTAL GROUP, INC. 2002 STOCK PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


         Gary M. DeLaurentiis, 132 South Third Avenue, Oakdale, CA 95361
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (209) 848-3900
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
==============================================================================================

                                           Proposed maximum    Proposed maximum     Amount of
Title of securities      Amount to be       Offering price    Aggregate offering  Registration
  to be registered      Registered (2)      Per share (1)          price (1)        fee (1)
-------------------     --------------     ----------------   ------------------ --------------
 Common Stock              4,000,000            $0.10             $400,000          $36.80
-------------------     --------------     ----------------   ------------------ --------------
       TOTAL               4,000,000              --              $400,000          $36.80
===============================================================================================

(1) Because the offering price of all shares of Common Stock being registered under the Itec Environmental Group, Inc. 2002 Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to the exercise of options granted under the Itec Environmental Group, Inc. 2002 Stock Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS



     The document(s) containing the information concerning the Itec Environmental Group, Inc. 2002 Stock Plan, effective as of October 29, 2002 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Itec Environmental Group, Inc., a Delaware Corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Incorporated by reference into this Registration Statement are the contents of the Company's Annual Reports on Form 10-KSB for the years ended December 31, 2000 and December 31, 2001; the Quarterly Reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 2001 and March 31 and June 30, 2002 and Current Reports on Form 8-K filed March 1, 2001 and May 29, 2001 and September 4, 2002. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Gary M. DeLaurentiis, President and Chief Executive Officer, Itec Environmental Group, Inc., 132 South Third Avenue, Oakdale, CA 95361.

ITEM 4. DESCRIPTION OF SECURITIES.

     The authorized capital of the Company consists of 750,000,000 shares of Common Stock, $.001 par value per share and 10,000,000 shares of Preferred Stock, $.001 par value per share.

         COMMON STOCK.

         Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders generally. The shares of Common Stock do not have cumulative voting rights, which means that holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all the directors. In such an event, the holders of the remaining shares of Common Stock would not be able to elect a single director.

         Holders of Common Stock are entitled to receive pro-rata such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for the payment of dividends. This right is subject to the rights of any holders of Preferred Stock. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share pro-rata in all assets remaining after payment of liabilities. Shares of Common Stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Common Stock.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation of the Company provides that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, each director, officer and employee of the Company.

         The Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, except for: (a) circumstances where the director breached his duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for transactions from which the director directly or indirectly derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.


ITEM 8. EXHIBITS.

   Exhibit Number                          Description
   --------------                          -----------
         4.1 Bylaws, which define the rights of holders of the equity securities being registered. (Incorporated by reference to the Company's Definitive Proxy Statement on Schedule 14A, filed on September 9, 2002.)

         4.2 Restated Certificate of Incorporation. (Incorporated by reference to the Company's Definitive Proxy Statement on
                     Schedule 14A, filed on September 9, 2002.)

         5.1         Opinion of Ina P. Kagel, Esq. (Filed herewith).

         10.1 Itec Environmental Group, Inc. 2002 Stock Plan dated October 29, 2002 (Filed herewith).

         23.1 Consent of Schumacher & Associates, Inc., Certified Public Accountants (Filed herewith).

         23.2        Consent of Henry Schiffer, C.P.A. (Filed herewith).

         23.3        Consent of Ina P. Kagel, Esq. (Included in Exhibit 5.1).


ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of California on the 1st day of November, 2002.


                             Itec Environmental Group, Inc.


                             By: /s/ Gary M. DeLaurentiis
                                ------------------------------------------------
                                Gary M. DeLaurentiis, President, Chief Executive Officer

                             By: /s/ Michael Hofmann
                                ------------------------------------------------
                                Michael Hofmann, Chief Financial and Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                             By: /s/ Gary M. DeLaurentiis
                                ------------------------------------------------
                                Gary M. DeLaurentiis, Director

                             Dated: November 1, 2002



                             By: /s/ John R. Murray
                                 -----------------------------------------------
                                 John R. Murray, Director

                             Dated: November 1, 2002



                             By: /s/ Lisa Ann Marie Fitzpatrick
                                 -----------------------------------------------
                                 Lisa Ann Marie Fitzpatrick, Director

                             Dated: November 1, 2002

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER     DESCRIPTION
       -------    -----------
   Exhibit Number                          Description
   --------------                          -----------
         4.1 Bylaws, which define the rights of holders of the equity securities being registered. (Incorporated by reference to the Company's Definitive Proxy Statement on Schedule 14A, filed on September 9, 2002.)

         4.2 Restated Certificate of Incorporation. (Incorporated by reference to the Company's Definitive Proxy Statement on
                     Schedule 14A, filed on September 9, 2002.)

         5.1         Opinion of Ina P. Kagel, Esq. (Filed herewith).

         10.1 Itec Environmental Group, Inc. 2002 Stock Plan dated October 29, 2002 (Filed herewith).

         23.1 Consent of Schumacher & Associates, Inc., Certified Public Accountants (Filed herewith).

         23.2        Consent of Henry Schiffer, C.P.A. (Filed herewith).

         23.3        Consent of Ina P. Kagel, Esq. (Included in Exhibit 5.1).